As Filed with the Securities and Exchange Commission on November 30, 2009
Registration No. 333-_____

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Suntech Power Holdings Co., Ltd.
(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of Incorporation or Organization)	Not Applicable (I.R.S. Employer Identification No.)

9 Xinhua Road New District, Wuxi Jiangsu Province 214028 People’s Republic of China (86) 510-8531-8982
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Suntech Power Holdings Co., Ltd. Equity Incentive Plan
(Full title of the Plan)

CT Corporation System
111 Eighth Avenue
New York, NY 10011
(212) 894-8940
(Name, address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

	Amount to be	Aggregate	Amount of
Title of Securities to be Registered	Registered (1)	Offering Price(2)	Registration Fee
Ordinary Shares, $0.01 par value per share(3)	5,000,000 shares	$70,650,000	$3,943

(1)	Represents 5,000,000 additional shares reserved for issuance under the Suntech Power Holdings Co., Ltd. Equity Incentive Plan (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the above-referenced plan.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) under the Securities Act, and based upon an average of the high and low sales prices for the Registrant’s common stock as reported on the New York Stock Exchange on November 27, 2009.

(3)	These shares may be represented by the Registrant’s American Depositary Shares, each of which represents one ordinary share. American Depositary Shares issuable upon deposit of the securities registered hereby have been registered under a separate registration statement on Form F-6 (333-129376).

PART I
STATEMENT PURSUANT TO GENERAL INSTRUCTION E
Incorporation by Reference of Previous Registration Statement
Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register an additional 5,000,000 shares under the Suntech Power Holdings Co., Ltd. Equity Incentive Plan. Pursuant to General Instruction E, the contents of the Registrant’s Registration Statement on Form S-8 (File No. 333-137125) filed on September 6, 2006 are hereby incorporated by reference into this Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 8. Exhibits

5.1	Opinion of Maples and Calder
10.1	Suntech Power Holdings Co., Ltd. Equity Incentive Plan (File No. 333-129367) filed with the Commission on November 1, 2005 as Exhibit 10.1 to the Registrant’s registration statement).
23.1	Consent of Maples and Calder (included in Exhibit 5.1)
23.2	Consent of Deloitte Touche Tohmatsu CPA Ltd.
24.1	Power of Attorney (included on signature page hereto)

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the People’s Republic of China on November 30, 2009.

Suntech Power Holdings Co., Ltd.
By:	/s/ Dr. Zhengrong Shi
Name:	Dr. Zhengrong Shi
Title:	Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Dr. Zhengrong Shi and Amy Yi Zhang, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution and re-substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on November 30, 2009.

Signature	Capacity

/s/ Dr. Zhengrong Shi
Zhengrong Shi	Chairman of the Board and Chief Executive Officer (principal executive officer)

/s/ Jason E. Maynard
Jason E. Maynard	Director

/s/ Zhi Zhong Qiu
Zhi Zhong Qiu	Director

/s/ Susan Wang
Susan Wang	Director

/s/ Julian Worley
Julian Worley	Director

/s/ Amy Yi Zhang
Amy Yi Zhang	Director and Chief Financial Officer (principal financial and accounting officer)

Signature of authorized representative in the United States
     Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Suntech Power Holdings Co., Ltd., has signed this Registration Statement or amendment thereto in San Francisco, California, on November 30, 2009.

By:	/s/ Kim H. Liou
Name:	Kim H. Liou
Title:	Authorized Representative

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
5.1	Opinion of Maples and Calder
10.1	Suntech Power Holdings Co., Ltd. Equity Incentive Plan (File No. 333-129367) filed with the Commission on November 1, 2005 as Exhibit 10.1 to the Registrant’s registration statement).
23.1	Consent of Maples and Calder (included in Exhibit 5.1)
23.2	Consent of Deloitte Touche Tohmatsu CPA Ltd.